      Subsidiaries of International Comfort Products Corporation<F1>

                                                   State or other Jurisdiction
                                                      of Incorporation or
            Name                                          Organization
---------------------------------------------      --------------------------
International Comfort Products Holdings, Inc.       Delaware, USA
ICP Property and Casualty Corporation               British Columbia, Canada
International Comfort Products
      Corporation (Canada)                          Canada
ICP International Holdings, Inc.                    Cayman Islands, B.W.I.
International Comfort Products
      Corporation (USA)<F2>                         Delaware, USA
M.T.R. Controls Ltd.<F3>                            British Columbia, Canada
G.C. McDonald Supply Limited<F3>                    Ontario, Canada
M.T.R. Controls (Manitoba) Ltd.<F3>                 Manitoba, Canada
HAVE Wholesale Ltd.<F3>                             Canada
Fast Parts de Mexico S.A. de C.V.<F4>               Mexico
United Electric Company<F5>                         Delaware, USA
ICP Petroleum, Inc.<F5>                             Delaware, USA
A-1 Components Corp.<F5>                            Delaware, USA
Tempstar Distributing, Inc.<F5>                     Delaware, USA
Industrias HVH, S.A.<F5>                            Spain
Fast Parts do Brasil Ltda<F5>                       Brazil
International Comfort Products Foreign Sales
      Corporation<F5>                               Barbados
Inter-City Products Partner Corporation<F5>         Delaware, USA
Frigoram Commerciale, S.p.A.<F6>                    Italy
Continental VAV, Inc.<F7>                           Texas
United Electric Company, L.P.<F8>                   Texas
Inter-City Products Receivables Company, L.P.<F9>   Tennessee, USA

[FN]
<F1>
All subsidiaries are wholly-owned unless otherwise indicated.
<F2>
Subsidiary of International Comfort Products Holdings, Inc.
<F3>
Subsidiary of International Comfort Products Corporation (Canada).
<F4>
Subsidiary of ICP International Holdings, Inc.
<F5>
Subsidiary of International Comfort Products Corporation (USA).
<F6>
80% subsidiary of International Comfort Products Corporation (USA).
<F7>
Subsidiary of United Electric Company.
<F8>
General Partner is Continental VAV, Inc.; limited partner is
United Electric Company.
<F9>
General Partner is Inter-City Products Partner Corporation;
limited partner is International Comfort Products Corporation (USA).